EXHIBIT 99.1

EDAC Technologies Announces Acquisition of Smith-Renaud Assets

- Addition of Smith-Renaud Capabilities in Centerless Grinding Systems and Custom Precision Spindles Complements EDAC Machinery Product Line -

FARMINGTON, Conn., October 11, 2012 – EDAC Technologies Corporation (NASDAQ: EDAC), a diversified designer, manufacturer and servicer of precision components for aerospace and industrial applications, announced today that it has acquired certain assets of Smith-Renaud, Inc., a privately-owned developer and remanufacturer of turnkey centerless grinding systems and a designer/manufacturer/rebuilder of custom precision spindles, headquartered in Cheshire, Conn.  Sales from the assets acquired from Smith-Renaud were $1.5 million year-to-date in 2012.  Terms of the transaction, which include a future earn-out and a payment at closing funded through working capital and the Company’s TD Bank N.A. credit facility, were not disclosed.  The transaction is expected to be immediately accretive to EDAC’s earnings.

Dominick A. Pagano, President and Chief Executive Officer of EDAC Technologies, commented: “This strategic acquisition broadens our line-up of capabilities to our core EDAC Machinery products including technologies that improve centerless grinding performance as well as proprietary products for niche markets. For example, Smith-Renaud’s use of the unique HOLO-ROL bearings offer increased accuracy and productivity over standard bearings and are used in all types of machine tool spindles including turning, milling and grinding machines. Work head spindles also benefit with these highly accurate bearings. Their exclusive design for regulating wheel spindles incorporates ultra-precision hollow roller bearings, which are greased-for-life and adjustment-free. With this acquisition, we are adding a team of skilled and experienced engineers and machinists.  We welcome all of them to EDAC Technologies.”

About EDAC Technologies Corporation

EDAC Technologies Corporation is a diversified manufacturing company serving the aerospace and industrial markets.  In the aerospace sector, EDAC offers design and manufacturing services for commercial and military aircraft, in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines.  Industrial applications include high-precision fixtures, gauges, dies and molds, as well as the design, manufacture and repair of precision spindles, which are an integral part of machine tools found in virtually every manufacturing environment. EDAC’s core competencies include extensive in-house design and engineering capabilities, and facilities equipped with the latest enabling machine tools and manufacturing technologies.  EDAC’s acquisition earlier this year of EBTEC Corporation expands its services to the aerospace and industrial markets to include electron beam welding, laser welding, laser cutting and laser drilling, EDM, vacuum heat treating and abrasive waterjet cutting as well as expanding its markets to include semiconductors and medical devices.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; including forward-looking statements regarding future profitability, expected sales and other matters that are subject to risks and uncertainties. The Company uses words such as “plans,” seeks,” “projects,” “expects,” “believes,” “may,” “anticipates,” “estimates,” “should,” and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company’s beliefs and assumptions. There are a number of important factors that may affect the Company’s actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company’s ability to enter into satisfactory financing arrangements. These and other factors are described in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.

CONTACTS:	EDAC Technologies Corporation
Glenn L. Purple
Vice President-Finance
860-677-2603

Comm-Counsellors, LLC
Edward Nebb
203-972-8350
June Filingeri
203-972-0186

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